SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                        NORTECH FOREST TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

July 11, 1997

Dear Nortech Shareholder:

The Board of Directors of Nortech Forest Technologies, Inc., a Delaware corporation (the "Company"), cordially invites you to attend its 1997 Annual Meeting of Shareholders, to be held at 3:30 p.m. Central Daylight Time on Thursday, August 14, 1997 at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota.

Please review carefully the formal Notice of Meeting, Proxy Statement, and Proxy Card that are enclosed. In addition to voting on the matters described in the accompanying Proxy Statement, we will review the Company's 1996 results and share with you our plans for 1997. We have also enclosed the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, including financial statements and related footnotes.

At the Annual Meeting, shareholders will be asked to consider and vote on matters relating to: (i) the election of five directors; (ii) approving the addition of 100,000 shares of Common Stock to be reserved for issuance under the Company's 1995-1996 Incentive Stock Option Plan and 1995-1996 Non-Qualified Stock Option Plan; and, (iii) ratifying the appointment of the Company's auditors for 1997. Details pertaining to each of these three proposals are provided in the accompanying Proxy Statement.

REGARDLESS OF WHETHER OR NOT YOU ARE ABLE TO ATTEND THE 1997 ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE STAMPED RETURN ENVELOPE PROVIDED SO THAT YOUR VOTE CAN BE RECORDED. IF YOU ATTEND THE MEETING IN PERSON, YOU HAVE THE RIGHT TO REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, IF YOU SO DESIRE.

We look forward to seeing you at the Annual Meeting..

Sincerely,


/s/ Samuel D. Garst
Samuel D. Garst
Chief Executive Officer

NORTECH FOREST
TECHNOLOGIES, INC.
7600 W. 27th Street, Suite B-11
St. Louis Park, Minnesota 55426



                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                            THURSDAY, AUGUST 14, 1997
                                    3:30 P.M.

                         ------------------------------

         NOTICE IS HEREBY GIVEN, that the 1997 Annual Meeting of Shareholders of Nortech Forest Technologies, Inc., a Delaware corporation (the "Company"), will be held at 3:30 p.m. Central Daylight Time on Thursday, August 14, 1997 at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota, for the following purposes:

(1) To elect five Directors of the Company: Calvin E. Blanchard, Samuel D. Garst, Robert H. Gilbertson, Randy G. Hines, and Gary Borglund;

(2) To approve the addition of 100,000 shares of Common Stock to be reserved for issuance under the Company's 1995-1996 Incentive Stock Option Plan and 1995-1996 Non-Qualified Stock Option Plan;

(3) To ratify the appointment of Stirtz, Bernards, Boyden, Surdel, & Larter as the Company's independent auditors for 1997; and,

(5) To transact such other business as may properly come before the 1997 Annual Meeting and any adjournment thereof.

         The Company has fixed the close of business on July 1, 1997 as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            /s/ Samuel D. Garst
Minneapolis, Minnesota                      Samuel D. Garst
July 11, 1997                               Chief Executive Officer



TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

                       ----------------------------------

                        NORTECH FOREST TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                   FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 14, 1997


                                 I. INTRODUCTION

       The Board of Directors of Nortech Forest Technologies, Inc., a Delaware corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 1997 Annual Meeting of Shareholders of the Company to be held at 3:30 p.m. Central Daylight Time on Thursday, August 14, 1997 at the Minneapolis Athletic Club, 615 Second Avenue South, Minneapolis, Minnesota and any adjournments thereof. This Proxy Statement, the Notice of Annual Meeting and Proxy Card, as well as the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, are being mailed to shareholders on or about July 12, 1997.

                    II. OUTSTANDING SHARES AND VOTING RIGHTS

       The Board of Directors of the Company has fixed the close of business on July 1, 1997, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on the record date, there were 1,609,900 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote present in person or represented by proxy at the Annual Meeting, is required for approval of each of the Company's three proposals.

        Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the four proposals and in the discretion of the proxy holders for any other matter that may properly come before the Annual Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by filing with the Chief Executive Officer of the Company, Mr. Samuel D. Garst, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Annual Meeting.

        In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Annual Meeting.

              III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHAREHOLDINGS

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 1, 1997, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

NAMES OF EXECUTIVE                              SHARES             PERCENTAGE
OFFICER, DIRECTORS                           BENEFICIALLY         BENEFICIALLY
AND 5% HOLDERS                                 OWNED(1)               OWNED

Gary Borglund                                       0(2)                -
1510 Metropolitan Centre
333 S. Seventh Street
Minneapolis, MN  55402

Calvin E. Blanchard                           112,836(3)               5.3%
7600 West 27th St., Suite B11
St. Louis Park, MN  55426

Samuel D. Garst                               198,750(4)               9.3%
7600 West 27th St., Suite B11
St. Louis Park, MN 55426

Robert H. Gilbertson                           48,856(5)               2.3%
7600 West 27th Street, Suite B11
St. Louis Park, MN 55426

William M. McGee                              165,000(6)               7.8%
P.O. Box 1556
Burnsville, MN 55337

Randy L. Hines                                  3,750(7)                  *
7600 West 27th St., Suite B11
St. Louis Park, MN 55426

Richard Neslund                               634,615(8)              30.0%
15500 Wayzata Blvd., Suite 742
Wayzata, MN 55391

R. Robert Wyant                                 1,250                     *
                                              -------                 ----

ALL DIRECTORS AND EXECUTIVE OFFICERS          365,442                 17.2%
AS A GROUP (5 PERSONS)                        =======                 ====

-------------------------------------------------------------

* Indicates less than 1% ownership.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(2) Mr. Borglund is a principal of Red Oak Management Company, which has accrued warrants to purchase 50,337 shares of the Company's Common Stock at an average price of $1.50 per share. These warrants are under the terms of a Management Consulting Agreement between the Company and Red Oak Management, and are not considered beneficially owned under Securities and Exchange Commission guidelines as explained in footnote number 1 above.

(3) Includes (a) an Incentive Stock Option to purchase 75,000 shares of Common Stock at $1.50 per share expiring April 15, 2007 and vesting on October 16, 1997 and expiring April 15, 2007; (b) a fully vested Incentive Stock Option to purchase 9,250 shares of Common Stock at $1.60 per share, expiring October 14, 2006; (c) an Incentive Stock Option to purchase 9,250 shares of Common Stock at $1.60, vesting October 16, 1997 and expiring October 14, 2007; (d) a fully vested Non-Qualified Stock Option to purchase 7,168 shares of Common Stock at $1.60 per share, expiring October 14, 2006; and, (e) a Non-Qualified Stock Option to purchase 7,168 shares of Common Stock at $1.60 per share vesting on November 27, 1997 and expiring October 14, 2006.

(4) Includes (a) an Incentive Stock Option to purchase 25,000 shares of Common Stock, at $1.50 per share, vesting on April 18, 1998 and expiring April 17, 2007; (b) an Incentive Stock Option to purchase 25,000 shares of Common Stock at $1.50 per share, vesting April

       18, 1999 and expiring April 17, 2007; (c) an Incentive Stock Option to purchase 25,000 shares of Common Stock at $1.50 per share, vesting April 18, 2000 and expiring April 17, 2008; (d) a Warrant to purchase 30,000 shares of Common Stock at $1.60 per share, currently exercisable and expiring on April 16, 2000. Mr. Garst's Warrant to purchase Common Stock is in connection with an Investment Agreement with the Company dated April 17, 1997.

(5) Includes (a) a fully vested Non-Qualified Stock Option issued to Mr. Gilbertson to purchase 3,750 shares of Common Stock at $4.00 per share, expiring October 14, 2006; (b) a Warrant issued to Robert H. Gilbertson and Patricia Gilbertson (Mr. Gilbertson's spouse), as Joint Tenants, to purchase 875 shares of Common Stock at $4.00 per share, all of which are currently exercisable; and (c) Common Stock registered in Mr. Gilbertson's name and Common Stock issued in the name of Mr. Gilbertson and Mrs. Gilbertson as Joint Tenants.

(6) Includes a Warrant to purchase 40,000 shares of Common Stock at $1.60 per share, expiring January 16, 2000.

(7) Includes a fully vested Non-Qualified Stock Option to purchase 3,750 shares of Common Stock at $4.00 per share, expiring October 14, 2006.

(8) Includes a Warrant to Purchase 100,000 shares of Common Stock at $1.30 per share, expiring October 16, 1999.

                           IV. EXECUTIVE COMPENSATION

        The following table sets forth both the compensation paid or accrued by the Company for services rendered by executive officers of the Company for the fiscal years ended December 31, 1994, 1995 and 1996. No executive officer's total compensation exceeded $100,000 based on salary and bonus during any of the three years.

                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation              Long-Term
                                            ------------------------------------    Compensation
Name and Principal Position         Year    Salary ($)    Bonus ($)    Other ($)    Options (No.)
-------------------------------------------------------------------------------------------------
Calvin E. Blanchard                 1996      $60,000      $5,000          -0-        32,836(3)
Chief Operating Officer and         1995      $60,000         -0-          -0-
  General Manager                   1994      $60,000         -0-          -0-
Thomas J. de Petra(1)               1996      $55,000         -0-          -0-        31,062(4)
Chief Executive Officer             1995          -            -            -
                                    1994          -            -            -
Robert H. Gilbertson(2)             1996            $         -0-          -0-         3,750(5)
Chief Executive Officer             1995      $55,000         -0-          -0-
                                    1994      $65,000         -0-          -0-

-----------------------------------------

(1) Mr. de Petra was not employed by the Company during 1994 and 1995. From February 1996 through June 1996, he was paid at the rate of $4,000 per month; and from July 1996 through December 1996, he was paid $5,000 per month.

(2) Mr. Gilbertson served as Chief Executive Officer through January 1996. Effective April 1, 1995, Mr. Gilbertson voluntarily reduced his salary to $55,000. Effective February 1, 1996, his annual salary was reduced to $36,000. He retired in May 1996.

(3) Subsequent to December 31, 1996, Mr. Blanchard was granted options to purchase 75,000 shares of Common Stock at $1.50 per share, expiring April 15, 2007.

(4) Subsequent to December 31, 1996, Mr. de Petra was granted options to purchase 15,000 shares of Common Stock at $1.60 per share, expiring April 11, 2007.

(5) Represents Mr. Gilbertson's Non-Qualified Options granted as an outside director, subsequent to his employment as an executive officer, exercisable through October 14, 2006 at $4.00 per share. In addition, Randy Hines, an outside director during 1996 and director nominee and David Clinton, a former director, were each granted Non-Qualified Options to purchase 3,750 shares of Common Stock at $4.00 per share, exercisable through October 14, 2006.

        Mr. Garst was hired as Chief Executive Officer during April 1997 under the terms of an employment agreement. He is being paid an annual salary of $65,000. Mr. Garst was also granted an option to purchase 75,000 shares of Common

Stock at $1.50 per share, through April 17, 2007. Mr. Garst's options are exercisable in three 25,000-share blocks that vest on April 18, 1998, 1999 and 2000.

        No stock options were exercised during 1996.

        The following table sets forth information concerning all options granted during 1996 to the executive officers named in the Summary Compensation Table above.

                        OPTION GRANTS IN LAST FISCAL YEAR

                            Number        Percentage of
                             of            Total Options           Exercise
                           Options           Granted to              Price        Expiration
Name                       Granted   Executive Officers in 1996    ($/Share)         Date
-----------------------------------------------------------------------------------------------
Calvin E. Blanchard        32,836              48.5%                 $1.60      October 14, 2006
Thomas J. de Petra         31,062              45.9%                 $1.60      October 14, 2006
Robert H. Gilbertson        3,750               5.5%                 $4.00      October 14, 2006
                           ------              ----
                           67,648               100%
                           ======              ====

--------------------------------------

Employment Agreements

        On April 17, 1997, the Company entered into a two-year Employment Agreement with Samuel D. Garst to serve as Chief Executive Officer. The Employment Agreement provides for a base annual salary of $65,000 plus a bonus plan and employee benefits. The Employment Agreement contains an agreement not to compete, as well as a covenant prohibiting disclosure of confidential or proprietary information pertaining to the Company's business. In addition, Mr. Garst serves on the Board of Directors.

               V. PROPOSAL NUMBER ONE - ELECTION OF FIVE DIRECTORS

        At the Annual Meeting, shareholders will be asked to consider and vote on the election of Calvin E. Blanchard, Gary Borglund, Samuel D. Garst, Robert
H. Gilbertson, and Randy L. Hines to the Board of Directors. At each Annual Meeting of Shareholders, directors will be elected to serve for a one-year term terminating at the 1998 Annual Meeting of Shareholders, and until their successors have been duly-elected and qualified.

        Unless authority is withheld, the proxy solicited hereby will be voted for the election of Messrs. Blanchard, Borglund, Garst, Gilbertson and Hines as directors for a term of one year. Messrs. Blanchard, Borglund, Garst, Gilbertson and Hines are members of the Company's current Board of Directors. If, prior to the meeting, it should become known that Messrs. Borglund, Blanchard, Garst, Gilbertson or Hines will be unwilling or unable to serve as directors after the meeting by reason of death, incapacity, or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors, or alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors of the Company. The election of the aforementioned three nominees require the affirmative vote of a majority of the shares present at the 1997 Annual Meeting, represented either in person or by proxy.

        The following is certain biographical information about the five nominees:

        Calvin E. Blanchard has been the Company's Chief Operating Officer and General Manager since April 1994 and was elected to the Company's Board of Directors in January 1997. Prior to this, from 1988 to 1994, he served as a Pesticide Registration Supervisor with the Minnesota Department of Agriculture. From 1986 to 1988, he served as the manager of CENTROL with CENEX. Prior to this, from 1977 through 1979, he was employed as a crop consultant with Servi-Tech in Kansas. He graduated in 1977 from Iowa State with a double-major in Plant Pathology and Pest Management. He received his M.S. in Entomology from Texas A&M in 1981. He received an M.B.A. from Carlson School of Business, University of Minnesota in 1986.

        Gary Borglund, a Director since April 1997, is a Director of Red Oak Management Company, Minneapolis, MN, which assists companies needing management redirection and assistance with financing issues, and has been self-employed for most of his business career. Mr. Borglund also serves as a Director for several private companies, and formerly operated his own direct-mail business and insurance business. He majored in Business at the University of Minnesota.

        Samuel D. Garst was appointed President & CEO and elected as a Director in April 1997. Prior to this, Mr. Garst was President of Clarinda Color of St. Paul, Minnesota, a $2.5 million color separation division of a $13 million book composition company. Previously, he was President and Managing Director of Prepress Ltd. of London, England, a $2 million postscript/color prepress bureau and National Sales Manager and Director of Garst Seed Company of Coon Rapids, Iowa, a $90 million supplier of agricultural seed. Garst Seed Company has approximately $90 million in annual sales. Mr. Garst holds a B.S. Degree in Economics and a B.A. in History from the University of Pennsylvania.

        Randy L. Hines has been a director of the Company since June 1995. Mr. Hines has a broad finance and investment background, with over 14 years experience in private debt and equity placements, public offerings, valuations and fairness opinions, and commercial banking. Prior to joining PRANA, he served as Vice President of Corporate Finance for Principal Financial Securities (formerly Craig-Hallum, Inc.) where he was involved in initial public offerings for numerous emerging growth companies. Mr. Hines has also served as a Vice President and Portfolio Manager for Washington Square Capital, Inc., a securities analyst for John G. Kinnard & Company, and a commercial banker with Norwest Corporation. He earned his Bachelor of Arts degree with a concentration in Finance from the College of St. Thomas and an MBA in Finance from the University of Minnesota. He is a Chartered Financial Analyst (CFA).

        R. Robert ("Bob") Wyant has served as secretary of the Company since February 1996, and has substantial experience in finance, accounting, administration and operations. Mr. Wyant previously served as Chief Financial Officer of Environet, Inc. from 1988 through 1992. From 1987 through 1988, Mr. Wyant served as Chief Financial Officer for National Settlement Consultants, and from 1983 to 1987, he was Vice President of Finance of Crow River Industries.

        The following table sets forth certain information with respect to all existing directors, nominees for directors and executive officers of the Company.

                                            DIRECTOR              POSITION AND
     NAME                         AGE         SINCE                  OFFICE
----------------------------------------------------------------------------------------------
     Calvin E. Blanchard          44          1997           Chief Operating Officer;
                                                                General Manager; Director
     Gary Borglund                            1997           Director
     Samuel D. Garst              47          1997           Chief Executive Officer; Director
     Robert H. Gilbertson         69          1993           Director, Chairman
     Randy L. Hines               37          1995           Director
     Ralph ("Bob") Wyant          60          1996           Corporate Secretary


        A director's regular term is for a period of one year and until the next Annual Meeting of Shareholders and his or her successor is duly elected and qualified. An officer's regular term is for a period of one year, expiring at the next annual meeting of the Board of Directors or when his or her successor is elected and qualified.

COMPENSATION OF OUTSIDE DIRECTORS

        Independent or "outside" directors do not receive cash compensation for attending meetings of the Board of Directors. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings and on any business related to the Company. The Company grants such directors options to purchase 3,750 shares of Common Stock for each year of service to the Company

        There are no family relationships among any of the Company's existing directors. During 1996, the Board of Directors held seven meetings. Each director nominee attended 75% or more of the total number of meetings held during the period for which he has been a director or served on a committee or committees of the Board and of committees of which he was a member.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        The Company does not have any common or other shares registered under
Section 12(g) or Section 12(b) of the Securities Exchange Act of 1934, and thus, is not subject to the requirements of Section 16(a) thereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PREDECESSOR OPERATION; ORGANIZATION; ACQUISITION OF NORTECH FOREST PRODUCTS,
INC.

        At the Company's 1996 Annual Meeting of Stockholders held on April 30, 1996, the Company's stockholders approved, among other proposals, a proposal to effect a one-for-four reverse stock split of the Company's issued and outstanding Common Stock and an amendment to the Company's Certificate of Incorporation to reduce the post-split authorized shares of Common Stock from 15,000,000 to 3,750,000 and the Preferred Stock from 2,000,000 shares to 500,000 shares. The effective date of the one-for-four reverse split of the Company's Common Stock was May 24, 1996, and the unaudited financial statements enclosed herewith reflect said adjustment for the number of shares of outstanding Common Stock.

        At the Company's 1995 Annual Meeting of Stockholders on June 21, 1995, stockholders approved, among other items, a proposal to change the corporate domicile of the Company from Colorado to Delaware. One result of this change in corporate domicile was that the Company's capital structure changed from no par value to $.01 par value per share on both common and preferred stock.

TRANSACTIONS WITH MANAGEMENT, DIRECTORS, AND AFFILIATES

        During October 1996, the Company completed an initial closing on its pending private equity placement from an investor, receiving cash proceeds of $340,000 in exchange for 284,615 shares of Common Stock. As a result of this transaction, the investor became an affiliate of the Company. In addition, and, in connection with this investment, the Company issued this investor a three-year warrant to purchase 100,000 shares of Common Stock at $1.30 per share.

        Subsequent to December 31, 1996, the Company completed a second closing on its pending private equity placement from a second investor, receiving cash proceeds of $200,000 in exchange for 125,000 shares of Common Stock. As a result of this transaction, this investor also became an affiliate of the Company. In connection with this investment, the Company issued the investor a three-year warrant to purchase 40,000 shares of Common Stock at $1.60 per share.

        On February 2, 1996, a director loaned the Company $150,000 pursuant to a 12% Promissory Note, with the principal due on September 30, 1996. Interest accrued at a rate of 12% per annum and was payable monthly. In connection with this loan, the Company issued the director five-year warrants to purchase 3,750 shares of Common Stock at an exercise price of $4.00 per share, and granted the director a security interest in the Company's assets. Also, in connection therewith, the Company's Chairman agreed to pledge his shares of the Company's Common Stock as collateral in the event the Company failed to pay the director on or before September 30, 1996. On September 16, 1996, the director resigned his position on the Company's Board. Prior to September 30, 1996, the Company had been in default on the $150,000 secured promissory note due to its failure to pay interest payments when due. The Company further defaulted on its obligation to repay the former director in full upon the September 30, 1996 due date of the promissory note. During the fourth quarter of 1996, the Company repaid in full its $150,000 obligation to the former director.

        Effective March 10, 1995, the Company secured a $100,000 revolving line of credit with Norwest Bank, Minnesota N.A. This line of credit was secured by substantially all assets of the Company. The note was also personally guaranteed by Robert H. Gilbertson, the Company's Chairman. This line of credit accrued interest at 1.5% over the prime rate and interest was payable monthly. On June 28, 1996, this line of credit was renewed and the interest rate was raised to 5% over the prime rate. The due date was extended from May 31, 1996 to August 31, 1996. Also, on March 10, 1995, the Company entered into an agreement with Norwest Bank, Minnesota N.A. for a $9,700 equipment note. The note established principal payments due in 35 monthly installments of $269 from April 1, 1995 through February 1, 1998. Interest was payable monthly under this obligation at the prime rate, plus 1.5%. During the fourth quarter of 1996, the Company repaid all amounts owed to Norwest on October 21, 1996, and Norwest released its security interest in the Company's assets. Mr. Gilbertson received no compensation or other consideration in connection with his personal guarantee of obligations to the Norwest Bank.

        On December 11, 1995, the Company closed on an unsecured debt financing with six accredited investors, including three then-current directors of the Company. The Company issued a total of $190,000 of twelve percent (12%) unsecured convertible subordinated promissory notes. Directors or former directors of the Company, including Robert H. Gilbertson, Ronald R. Runck and David B. Clinton, purchased $110,000 of such notes. Interest on the unpaid principal balance of the notes was 12% per annum until paid in full by the Company, or otherwise converted by the holder. The notes were due in full, on May 31, 1996. In addition, all investors were issued five-year warrants to purchase, in the aggregate, 4,750 shares of Common Stock at a price of $4.00 per share. Of such warrants, directors of the Company received warrants to purchase a total of 2,750 shares of Common Stock as follows: Robert H. Gilbertson, warrants to purchase 875 shares; Ronald R. Runck, warrants to purchase 875 shares; and David B. Clinton, warrants to purchase 1,000 shares. Mr. Clinton and Mr. Runck are no longer directors of the Company. As of September 30, 1996, such notes were in default under the terms of their May 31, 1996 maturity date, as well as the fact that the Company has defaulted on interest payments. During the fourth quarter of 1996 and the first quarter of 1997, holders of convertible promissory notes converted $190,000 in principal from debt to Common Stock at $1.30 per share.

        The Company believes that the shares issued in the transactions described above were sold at their then fair market value of the Company's Common Stock. Furthermore, the Company's management believes that the terms of these transactions were no less favorable to the Company than would have been obtained by a non-affiliated third party.

        All transactions with affiliates of the Company are approved by a majority of disinterested directors of the Company, or a special committee of the Board of Directors consisting only of disinterested directors, and shall be on terms and conditions no less favorable to the Company than such directors, or committee, believe would be available from unrelated third parties, or is otherwise determined by such directors, or special committee, to be in the best interest of the Company and its shareholders.

        PROPOSAL NUMBER ONE CALLS FOR THE ELECTION OF MR. BLANCHARD, MR. BORGLUND, MR. GARST, MR. GILBERTSON AND MR. HINES TO THE COMPANY'S 1997 BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE.

  VI. PROPOSAL NUMBER TWO - TO APPROVE THE ADDITION OF AN AGGREGATE OF 100,000 SHARES OF COMMON STOCK TO BE RESERVED FOR ISSUANCE UNDER THE COMPANY'S
        1995-1996 INCENTIVE STOCK OPTION PLAN AND 1995-1996 NON-QUALIFIED
                                STOCK OPTION PLAN

        On June 21, 1995, shareholders approved and ratified the adoption of an Incentive Stock Option Plan and a Non-Qualified Stock Option Plan (collectively the "The 1995-1996 Stock Option Plan" or the "Plan" with the final details of said Plan approved by shareholders at the 1996 Annual Meeting of Shareholders. On May 4, 1995, the Board of Directors authorized and reserved for issuance up to 50,000 shares of the Company's Common Stock for issuance pursuant to each of such proposed components of the Plan (i.e. 50,000 shares each as Incentive Stock Options, and 50,000 shares as Non-Qualified Stock Options). Therefore, the aggregate number of shares of Common Stock as to which options may be granted under the Plan is 100,000 shares after taking into account the effect of the Company's one-for-four reverse stock split on May 24, 1996. The Plan, which is governed by a Committee of the Board of Directors, is available for review by any shareholders, upon request of the Chief Executive Officer of the Company.

        In requesting approval of the addition of an aggregate of 100,000 shares of Common Stock to be reserved under the Company's 1995-1996 Incentive Stock Option Plan and 1995-1996 Non-Qualified Stock Option Plan, the Company believes said addition of shares for future issuance to employees, officers, directors, consultants and other advisors to the Company will optimize individual performance and, in doing so, may benefit the Company. If this proposal is approved, the Company intends to reserve and designate 50,000 shares of Common Stock for future issuance under the Company's 1995-1996 Incentive Stock Option Plan and 50,000 shares under the Company's 1995-1996 Non-Qualified Stock Option Plan.

         PROPOSAL NUMBER TWO CALLS FOR SHAREHOLDERS TO APPROVE THE ADDITION OF AN AGGREGATE OF 100,000 SHARES OF COMMON STOCK TO BE RESERVED FOR ISSUANCE UNDER THE COMPANY'S 1995-1996 INCENTIVE STOCK OPTION PLAN AND 1995-1996 NON-QUALIFIED STOCK OPTION PLAN. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER TWO.

       VIII. PROPOSAL NUMBER THREE - RATIFICATION OF INDEPENDENT AUDITORS

        The Company has appointed Stirtz, Bernards, Boyden, Surdel & Larter, certified public accountants, as its independent auditors to make an audit of the accounts of the Company for the year ending December 31, 1997 and to perform other appropriate and specified accounting services. Stirtz, Bernards, Boyden, Surdel & Larter were the independent auditors for the Company for the years ended December 31, 1993, 1994, 1995 and 1996.

        A representative from Stirtz, Bernards, Boyden, Surdel & Larter will be present at the 1997 Annual Meeting and will be available to answer any appropriate questions.

        PROPOSAL NUMBER THREE CALLS FOR THE RATIFICATION OF THE APPOINTMENT OF STIRTZ, BERNARDS, BOYDEN, SURDEL & LARTER AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER FOUR.

                               IX. OTHER BUSINESS

         No business, other than as set forth herein, is expected to come before the 1997 Annual Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

                            X. SHAREHOLDER PROPOSALS

        Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by March 17, 1998, to be includable in the Company's Proxy Statement, and related proxy solicitation materials, for the Company's 1998 Annual Meeting of Shareholders for the year ended December 31, 1997.

                 XI. ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

        A copy of the Company's Annual Report for the year ended December 31, 1996 on Form 10-KSB, accompany this Notice of Meeting and Proxy Statement.

        The Company will furnish, without charge, to each person whose proxy is being solicited, and to any shareholder of the Company, upon written request of any such person, a copy of the Company's Annual Report of Form 10-KSB for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, including all financial statements and financial statement schedules thereto. The Company will also furnish to any such person any exhibit included in the list accompanying the Form 10-KSB, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. Samuel D. Garst, Chief Executive Officer, at the Company's principal executive offices.

BY ORDER OF THE BOARD OF DIRECTORS,


/s/ Samuel D. Garst
Samuel D. Garst
Chief Executive Officer


Minneapolis, Minnesota, July 11, 1997